Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of May 31, 2010 (the “Sixth Amendment Effective Date”) between JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, Swingline Lender, and as a Lender, and ESCALADE, INCORPORATED (the “Borrower”).

Recital

The Borrower and JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank, and a Lender, are parties to a Credit Agreement, dated as of April 30, 2009 (as amended by a First Amendment to Credit Agreement, dated as of July 29, 2009 and as amended by a Second Amendment to Credit Agreement, dated as of September 30, 2009, as amended by a Third Amendment to Credit Agreement dated as of October 30, 2009, as amended by a Fourth Amendment to Credit Agreement dated as of March 1, 2010, and as amended by a Fifth Amendment to Credit Agreement, dated as of April 15, 2010, the “Credit Agreement”). As of the Sixth Amendment Effective Date, JPMorgan Chase Bank, N.A. is the only Lender under the Credit Agreement.

The Borrower is requesting the Lender and Administrative Agent agree to amendments of the Credit Agreement, as made by and in accordance with the terms of this Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Administrative Agent, the Lender and the Borrower agree as follows:

1.           Definitions. All terms used in this Amendment, including its Recitals, that are defined in the Credit Agreement, and that are not otherwise defined herein, shall have the same meanings in this Amendment as are ascribed to such terms in the Credit Agreement.

2.           Amendment to the Credit Agreement.

(a)         Amendment to Certain Defined Terms. As of the Sixth Amendment Effective Date, each of the following definitions set forth in Section 1.01 of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“Applicable Percentage” means, with respect to each Lender, (a) with respect to Revolving USD Loans, Swingline Loans, Letters of Credit, LC Disbursements and LC Exposure, a percentage equal to a fraction the numerator of which is such Lender’s Revolving USD Commitment and the denominator of which is the aggregate Revolving USD Commitment of all Revolving USD Lenders (if the Revolving USD Commitments have terminated or expired as of the date of determination, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving USD Exposure of all Lenders at that date), and (b) with respect to the Term Loans, a percentage equal to a fraction the numerator of which is the outstanding principal amount of such Lender’s Term Loan and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders.”

“Applicable Rate” means, for any day, with respect to any ABR Loan or LIBOR Loan, or with respect to the Letter of Credit participation fees or Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolving USD Loan ABR Spread”, “Revolving USD Loan LIBOR Spread”, “Term Loan ABR Spread”, “Term Loan LIBOR Spread”, “Letter of Credit Fee”, or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Leverage Ratio as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrower’s consolidated financial information for the Borrower’s first Fiscal Quarter ending after the Sixth Amendment Effective Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 4:

	Leverage Ratio	Revolving USD Loan ABR Spread	Revolving USD Loan LIBOR Spread	Term Loan ABR Spread	Term Loan LIBOR Spread	Letter of Credit Fee	Commitment Fee Rate
Category 1	greater than or equal to 3.00 to 1.00	.75%	3.25%	.75%	3.5%	3.25%	.50
Category 2	less than 3.00 to 1.00 but greater than or equal to 2.50 to 1.00	.50%	3.00%	.50%	3.25%	3.00%	.50
Category 3	less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.0	.25%	2.75%	.25%	3.00%	2.75%	.40
Category 4	less than 2.00 to 1.0 but greater than or equal to 1.50 to 1.00	.00%	2.50%	.00%	2.75%	2.50%	.40
Category 5	less than 1.50 to 1.0	(.25%)	2.25%	(.25%)	2.50%	2.25%	.30

A number in parenthesis in the table above is a negative number. For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each Fiscal Quarter of the Borrower based upon the Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 1 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, during the period from the expiration of the required date for delivery thereof until such consolidated financial statements are delivered.

“Approved LC Amount” means the maximum amount of LC Exposure that may be outstanding at any time, as approved from time to time in writing by the Required Lenders. As of the Sixth Amendment Effective Date, the Approved LC Amount is $5,000,000.00, minus the aggregate undrawn amount of the Martin Yale Letter of Credit at any date of determination.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Revolving Loans, as to which a single Interest Period is in effect, (b) Term Loans made on the same date and, in the case of LIBOR Term Loans, as to which a single Interest Period is in effect, or (c) a Swingline Loan.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment, as such Commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Consolidated Tangible Net Worth” means the consolidated stockholders’ equity of the Borrower and its Subsidiaries, less any allowance which is included in such stockholders’ equity for goodwill, patents, trademarks, trade secrets, and any other assets which are classified as intangible assets under Agreement Accounting Principles, less the deferred tax asset arising from the recognition of any net operating loss carry forward, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

“Credit Exposure” means, as to any Lender at any date of determination, the sum of (a) such Lender’s Revolving Exposure at such date, plus (b) the aggregate principal amount of such Lender’s Term Loans outstanding at such date.

“Interest Payment Date” means (a) with respect to an ABR Revolving USD Loan, the last day of each calendar month and the Revolving USD Loan Maturity Date, (b) with respect to an ABR Term Loan, March 31, June 30, September 30 and December 31 of each year and the Term Loan Maturity Date, and (c) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date applicable to such Loan.

“Maturity Date” means with respect to a Revolving USD Loan, the Revolving USD Loan Maturity Date, and with respect to a Term Loan, the Term Loan Maturity Date.

“Revolving USD Loan Availability” means, at any date of determination, an amount equal to (a) the lesser of (i) the Revolving USD Commitments at such date; and (ii) the Borrowing Base at such date, minus (b) the Revolving USD Exposure of all Revolving USD Lenders at such date; minus (c) the aggregate undrawn amount of the Martin Yale Letter of Credit at such date; minus (d) the aggregate amount of all disbursements of the Martin Yale Letter of Credit that have not yet been reimbursed at such date.

“Revolving USD Loan Maturity Date” means May 31, 2012, or any earlier date on which: (i) the Revolving USD Loan Commitments are reduced to zero or otherwise terminated pursuant to the terms of this Agreement; or (ii) the maturity of the Revolving USD Loans is accelerated pursuant to the terms of this Agreement.

“Revolving USD Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving USD Loans and Swingline Loans to the Borrower hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving USD Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Revolving USD Commitment as of the Sixth Amendment Effective Date is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving USD Commitment, as applicable. The aggregate amount of the Lenders’ Revolving USD Commitments on the Sixth Amendment Effective Date is $27,000,000.00.

(b)         Addition of Certain Defined Terms. As of the Sixth Amendment Effective Date, the following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical positions:

“Annual Tangible Net Worth Increase” means, for any Fiscal Year, an amount equal to (a) 0.75 multiplied by (b) the greater of (i) the Consolidated Net Income of the Borrower and its Subsidiaries for and as of the close of such Fiscal Year, or (ii) zero.

“Borrowing Base” means, at any date of determination, the sum of (a) 80% of the Eligible Accounts of the Loan Parties at such date, plus (b) the lesser of (i) 50% of the Eligible Inventory of the Loan Parties at such date or (ii) $20,000,000, minus (c) Reserves at such date. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent.

“Borrowing Base Certificate” means a certificate, completed, signed and certified as accurate and complete by a Financial Officer of the Borrower, in substantially the form of Exhibit I or another form which is acceptable to the Administrative Agent in its sole discretion.

“Commitment Fee” has the meaning ascribed to such term in Section 2.12(c).

“Debt Service Coverage Ratio” means, with respect to the Borrower and its Subsidiaries for any period, the ratio of (a) Consolidated EBITDA for such period to (b) the sum of interest which was due and payable by the Borrower and its Subsidiaries in cash during such period, plus the sum of all scheduled principal payments of Indebtedness of the Borrower and its Subsidiaries for such period, plus the sum of all dividends paid in cash by Borrower during such period..

“Eligible Accounts” means, at any time, the Accounts of the Loan Parties, other than any Account:

(a)          which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b)         which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;

(c)          which (i) is unpaid more than 90 days after the original due date, or (ii) which has been written off the books of the Loan Parties or otherwise designated as uncollectible;

(d)         which is owing by an Account Debtor for which more than 25% of the Accounts owing from such Account Debtor and its Affiliates are ineligible;

(e)          which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) which is evidenced by an promissory note, chattel paper or instrument, (iv) represents a progress billing, (v) is contingent upon the Loan Parties’ completion of any further performance, (vi) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vii) relates to payments of interest;

(f)           for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Loan Parties or if such Account was invoiced more than once;

(g)         which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(h)         which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada unless, in either case, such Account is either (A) backed by a Letter of Credit acceptable to the Administrative Agent in its Permitted Discretion which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent, or (B) insured by a recognized international credit insurer acceptable to the Administrative Agent in its Permitted Discretion (but only up to the amount of such insurance and less any deductable);

(i)           which is owed in any currency other than U.S. dollars;

(j)           which is owed by the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent in its Permitted Discretion which is in the possession of the Administrative Agent;

(k)          which is owed by any Affiliate, employee, officer, director, agent or stockholder of the Loan Parties; or

(l)           which is owed by an Account Debtor or any Affiliate of such Account Debtor to which the Loan Party owning such Account is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof; or which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute.

“Eligible Inventory” means, at any time, the Inventory of the Loan Parties other than any Inventory:

(a)          which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b)         which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;

(c)          which is slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)          in which any Person other than the Loan Parties shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(e)          which is not finished goods or raw materials or which constitutes work-in-process, subassemblies, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(f)           which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers, unless, with respect to Inventory in transit, such Inventory is insured by an insurer acceptable to the Administrative Agent in its Permitted Discretion (but only up to the amount of such insurance and less any deductable);

(g)          which is not located in a location owned by a Loan Party or located on a Permitted Third Party Location, but only to the extent that amount of such Inventory exceeds $1,000,000 in the aggregate;

(h)         which is the subject of a consignment by any Loan Party as consignor; or

(i)           which is not reflected in a current perpetual inventory report of the Loan Parties.

“Leverage Ratio” means, with respect to any Person and at any date of determination, the ratio of (a) Indebtedness for borrowed money to (b) Consolidated EBITDA for the four (4) successive Fiscal Quarters of such Person ending on the date of determination.

“Minimum Required Tangible Net Worth” means, at any date of determination, an amount equal to (a) beginning on the Sixth Amendment Effective Date through December 31, 2010, $31,000,000.00, and (b) at all times thereafter, an amount equal to $31,000,000.00 plus the aggregate sum of all Annual Tangible Net Worth Increases for each Fiscal Year ending after the Sixth Amendment Effective Date.

“Permitted Third Party Location” means (i) any location leased by any Loan Party for which, at the option of the Administrative Agent, either (A) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (B) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its sole discretion; and (ii) any third party warehouse or bailee for which, at the option of the Administrative Agent, either (A) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (B) an appropriate Reserve has been established by the Administrative Agent in its sole discretion.

“Reserve” means a reserve which the Administrative Agent deems necessary, in its sole discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for rent at locations leased by the Borrower or its Subsidiaries and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves in connection with Swap Obligations, reserves for contingent liabilities of the Borrower or its Subsidiaries, reserves for uninsured losses of the Borrower or its Subsidiaries and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral, the Borrower or the Borrower’s Subsidiaries.

“Term Lender” means, as of any date of determination, a Lender having a Term Loan Commitment.

“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make a Term Loan as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Term Lender, and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $10,000,000.00 on the Sixth Amendment Effective Date. After each Term Lender advances its Term Loan, each reference to such Term Lender’s Term Loan Commitment shall refer to such Term Lender’s Applicable Percentage of the Term Loans.

“Term Loans” means the term loans extended by the Term Lenders to the Borrower pursuant to Section 2.01(c) of this Agreement.

“Term Loan Maturity Date” means May 31, 2015, or any earlier date on which the maturity of the Term Loans is accelerated pursuant to the terms of this Agreement.

“Term Loan Notes” has the meaning ascribed to such term in Section 2.10(e).

“Sixth Amendment Effective Date” means May 31, 2010.

(c)          Deletion of Defined Term. As of the Sixth Amendment Effective Date, the defined term “Intangibles” is deleted from Section 1.01 of the Credit Agreement.

(d)          Amendment to Section 2.01(a). As of the Sixth Amendment Effective Date, Section 2.01(a) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“(a)       Revolving USD Loans. Revolving USD Loans to the Borrower from time to time during the Revolving USD Loan Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving USD Exposure exceeding at any time such Lender’s Revolving USD Commitment; and (ii) the aggregate Revolving USD Exposure of all Lenders exceeding at any time the lesser of (x) the aggregate Revolving USD Commitments of all Lenders at such time and (y) the Borrowing Base at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving USD Loans.”

(e)          Addition of New Section 2.01(c). As of the Sixth Amendment Effective Date, Section 2.01 of the Credit Agreement is amended to add the following new Section 2.01(c):

“(c)        Term Loan. A Term Loan to the Borrower on the Sixth Amendment Effective Date, in an amount equal to such Lender’s Term Loan Commitment. Principal amounts repaid in respect of Term Loans may not be re-borrowed.”

(f)          Amendment to Section 2.06(b). As of the Sixth Amendment Effective Date, the last sentence of Section 2.06(b) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the Approved LC Amount; (ii) the aggregate Revolving USD Exposure of all Lenders after such issuance, renewal or extension shall not exceed the lesser of (x) the aggregate Revolving USD Commitments of all Lenders at such time and (y) the Borrowing Base at such time.”

(g)         Amendment to Section 2.09(a). As of the Sixth Amendment Effective Date, Section 2.09(a) of the Credit Agreement is amended to add the following sentence at the end of such Section:

“The Term Loan Commitments terminate and require no further loan advances upon the Term Lenders making of the Term Loans on the Sixth Amendment Effective Date.”

(h)         Addition of New Section 2.10(a)(iii). As of the Sixth Amendment Effective Date, Section 2.10 of the Credit Agreement is amended to add the following new Section 2.10(a)(iii):

“(iii)       The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Loan Lender ratably the principal balance of the Term Loans in equal installments of $500,000, with each such principal installment being due and payable on the last Business Day of each calendar quarter beginning with the calendar quarter ending September 30, 2010. To the extent not previously paid, the entire remaining principal balance of all Term Loans shall be paid in full in cash by the Borrower on the Term Loan Maturity Date.”

(i)           Addition of New Section 2.10(e)(iii). As of the Sixth Amendment Effective Date, Section 2.10 of the Credit Agreement is amended to add the following new Section 2.10(e)(iii):

“(iii)      the Borrower to pay the Terms Loans shall be evidenced by promissory notes executed, issued and delivered by the Borrower to the order of each of the Term Loan Lenders in substantially the form and substance of Exhibit J (as such promissory notes may be amended, modified, supplemented, replaced and/or restated from time to time and at any time, the “Term Loan Notes”).”

(j)           Amendment to Section 2.11(b). As of the Sixth Amendment Effective Date, Section 2.11(b) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“(b)       In the event at any time and on such occasion that the aggregate Revolving USD Exposure of all Lenders exceeds the lesser of (i) the aggregate Revolving USD Commitments as of such time and (ii) the Borrowing Base as of such time, the Borrower shall prepay the Revolving USD Loans, Swingline Loans and/or LC Exposure made in an aggregate amount equal to such excess.”

(k)         Amendment to Section 2.11(d). As of the Sixth Amendment Effective Date, Section 2.11(d) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“(d)       All such amounts prepaid pursuant to Section 2.11(c) (as to any insurance or condemnation proceeds, to the extent they arise from casualties or losses to Equipment, Fixtures and real property) shall be applied to the Obligations of the Borrower as follows: first to prepay the Term Loans (to be applied to installments of the Term Loans in inverse order of maturity and ratably in accordance with the then outstanding amounts thereof), second to prepay Revolving USD Loans (including Swingline Loans) (ratably in accordance with the then outstanding amounts thereof) without a corresponding reduction in the Revolving USD Commitment and to cash collateralize outstanding LC Exposure with respect to Letters of Credit, third to any outstanding obligations of the Borrower owing to the Lenders arising under any Guarantee executed by the Borrower in connection with this Agreement, and fourth any remaining amounts shall be applied as determined by the Administrative Agent in its Permitted Discretion. If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and real property is not otherwise determined, the allocation and application of those proceeds shall be determined by the Administrative Agent, in its Permitted Discretion.”

(l)          Amendment to Section 2.12(a). As of the Sixth Amendment Effective Date, Section 2.12(a) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“(a)       The Borrower agrees to pay to the Issuing Bank for the account of the Issuing Bank (i) at the time of issuance or renewal of each Letter of Credit, a fronting fee equal to 0.25% per annum on the face amount of such Letter of Credit; provided that no such fee shall be payable unless, at the time of such issuance or renewal, there is more than one Revolving USD Lender with a Revolving USD Commitment under this Agreement, and (ii) at the time of issuance or renewal of each Letter of Credit, all customary administrative, issuance, amendment, payment and negotiation fees and charges of the Issuing Bank in accordance with the Issuing Bank’s standard schedule for such fees and charges as in effect from time to time.”

(m)        Amendment to Section 5.01(a). As of the Sixth Amendment Effective Date, Section 5.01(a) of the Credit Agreement is amended to delete the reference to the number “120” in the first line of such Section 5.01(a) and replace it with the number “90.”

(n)         Amendment to Section 5.01(b). As of the Sixth Amendment Effective Date, Section 5.01(b) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“(b)       within 45 days after the end of each Fiscal Quarter of Borrower, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year (if available), all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.”

(o)         Amendment of Sections 5.01 (e) & (f). As of the Sixth Amendment Effective Date, Section 5.01(e) and Section 5.01(f) of the Credit Agreement are amended and, as so amended, restated in their entirety to read as follows:

“(e)       as soon as available but in any event within 30 days of the end of each Fiscal Month, and at such other times as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith (including a schedule and aging of the Loan Parties’ accounts receivable and a list of all invoices aged by invoice date and due date), together with any additional reports with respect to the Borrowing Base and its determination as the Administrative Agent may reasonably request;

(f)          as soon as available but in any event within 30 days of the end of each Fiscal Month, a schedule detailing the Inventory of each of the Loan Parties, in form satisfactory to the Administrative Agent;”

(p)         Amendment to Section 5.15. As of the Sixth Amendment Effective Date, Section 5.15 of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“SECTION 5.15. Financial Covenants.

(a)         Debt Service Coverage Ratio. As of the close of each Fiscal Quarter of the Borrower which closes after the Sixth Amendment Effective Date, the Borrower and its Subsidiaries shall achieve a Debt Service Coverage Ratio, for the four (4) successive Fiscal Quarters of the Borrower ending on the close of such Fiscal Quarter, of not less than 1.20 to 1.00.

(b)         Minimum Tangible Net Worth. At all times, the Borrower and its Subsidiaries shall maintain a Consolidated Tangible Net Worth of not less than the Minimum Required Tangible Net Worth.

(c)         Leverage Ratio. The Borrower and its Subsidiaries shall achieve a Leverage Ratio of not more than:

(i) 3.75 to 1.00 as of the close of the four (4) successive Fiscal Quarters of the Borrower closing on July 10, 2010;

(ii) 3.75 to 1.00 as of the close of the four (4) successive Fiscal Quarters of the Borrower closing on October 2, 2010;

(iii) 3.75 to 1.00 as of the close of the four (4) successive Fiscal Quarters of the Borrower closing on December 25, 2010; and

(iv) 3.25 to 1.00 as of the close of each Fiscal Quarter of the Borrower after December 25, 2010, in each case for the four (4) successive Fiscal Quarters of the Borrower ending on the close of such Fiscal Quarter.”

(q)         Amendment to Section 6.03(d). As of the Sixth Amendment Effective Date, clause (ii) of Section 6.03(d) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“(ii) change its chief executive office, principal place of business, mailing address, or corporate offices,”

(r)          Amendment to Section 6.04(a). As of the Sixth Amendment Effective Date, Section 6.04(a) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“(a) Permitted Investments;”

(s)           Amendment to Section 6.05. As of the Sixth Amendment Effective Date, Section 6.05 of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“SECTION 6.05. Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

(a) sales, transfers and dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus Equipment or property in the ordinary course of business;

(b) sales, transfers and dispositions to the Borrower or any Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of investments permitted by clauses (i) and (k) of Section 6.04;

(e) sale and leaseback transactions permitted by Section 6.06;

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;

(g) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $750,000 during any Fiscal Year of the Borrower; and

(h) sale of the real estate and improvements located in Reynosa, Mexico; provided that the Net Proceeds of such sale shall be applied to the Obligations as provided in Section 2.11(d) of this Agreement;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b), (f) and (h) above) shall be made for fair value and for at least 75% cash consideration”

(t)          Amendment to Section 6.08(a). As of the Sixth Amendment Effective Date, Section 6.08(a) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows.

“(a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or enter into any transaction that has a substantially similar effect or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) so long as there exists no Event of Default, the Borrower may, to the extent required by law, repurchase fractional shares of Borrower’s Equity Interests up to an aggregate repurchase total for all fractional shares of repurchased of $500,000, (iii) the Borrower may issue its common stock pursuant to the Borrower’s stock option plan existing on the Effective Date, (iv) so long as there exists no Event of Default, the Borrower may repurchase shares of Borrower’s Equity Interests up to an aggregate repurchase total for all shares repurchased of $50,000, and (v) the Borrower may declare and pay dividends so long as (A) there exists no Event of Default and (B) the Borrower certifies to the Administrative Agent that immediately prior to, and after making, such distribution the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries is not less than the Minimum Required Tangible Net Worth at such time.”

(u)         Amendment to Section 6.12. As of the Sixth Amendment Effective Date, Section 6.12 of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“SECTION 6.12. Capital Expenditures. The Borrower and its Subsidiaries, on a consolidated basis, shall not incur or make Capital Expenditures (a) during Fiscal Year 2010 of the Borrower in an aggregate amount exceeding $3,500,000; and (b) during Fiscal Year 2011 of the Borrower in an aggregate amount exceeding $3,700,000.”

(v)         Amendment to Commitment Schedule. As of the Sixth Amendment Effective Date, the Commitment Schedule attached to the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

COMMITMENT SCHEDULE

Lender	Revolving USD Commitment	Term Loan Commitment
JPMorgan Chase Bank, N.A.	$27,000,000.00	$10,000,000.00

Total	$27,000,000.00	$10,000,000.00

(w)         Addition of Exhibit I to the Credit Agreement. As of the Sixth Amendment Effective Date, the Credit Agreement is amended to add an Exhibit I (Form of Borrowing Base Certificate) to read in its entirety the same as Exhibit I attached to this Amendment.

(x)          Addition of Exhibit J to the Credit Agreement. As of the Sixth Amendment Effective Date, the Credit Agreement is amended to add an Exhibit J (Form of Term Loan Note) to read in its entirety the same as Exhibit J attached to this Amendment.

3.           Termination of Revolving Euro Commitments. Effective as of the Sixth Amendment Effective Date, the Revolving Euro Commitments are reduced to zero and terminated. On the Sixth Amendment Effective Date, the Borrower shall pay the entire outstanding principal balance of all Revolving Euro Loans, plus all accrued, unpaid interest thereon, to the Administrative Agent for the account of the Revolving Euro Lenders. Upon receipt of such payment, each Revolving Euro Lender shall mark its Revolving Euro Note cancelled.

4.           Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent that:

(a)          (i) The execution, delivery, and performance of this Amendment and all agreements, instruments and documents delivered pursuant hereto by the Borrower and each Loan Guarantor have been duly authorized by all necessary corporate action, and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to the Borrower or any Loan Guarantor, or the articles of incorporation or by-laws of the Borrower or any Loan Guarantor, or result in a breach of or constitute a default under any material agreement, lease, or instrument to which the Borrower or any Loan Guarantor is a party or by which the Borrower or any Loan Guarantor or any of their respective properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption, or filing of a registration with any court or governmental department, agency, or instrumentality is or will be necessary to the valid execution, delivery, or performance by the Borrower or any Loan Guarantor of this Amendment and all agreements, instruments and documents delivered pursuant hereto; (iii) this Amendment is the legal, valid, and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms; and (iv) this Reaffirmation executed by each Loan Guarantor in connection with this Amendment is the legal, valid, and binding obligation of each Loan Guarantor and is enforceable against each Loan Guarantor in accordance with its terms.

(b)         The representations and warranties contained in Article III of the Credit Agreement are true and correct on and as of the Sixth Amendment Effective Date with the same force and effect as if made on and as of the Sixth Amendment Effective Date.

(c)          No Default or Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the Sixth Amendment Effective Date.

5.           Conditions. The obligation of the Lenders and the Administrative Agent to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Sixth Amendment Effective Date:

(a)          Copies, certified as of the Sixth Amendment Effective Date, of the corporate documents or resolutions of the Borrower and the Loan Guarantors as the Administrative Agent may request evidencing necessary action by the Borrower or such Loan Guarantors with respect to the approval and authorization of this Amendment and all other agreements or documents delivered pursuant hereto as the Administrative Agent may request.

(b)         This Amendment shall have been duly executed by the Borrower and delivered to the Administrative Agent, and executed by the Lenders and the Administrative Agent.

(c)         Each Loan Guarantor shall have duly executed and delivered to the Administrative Agent a Reaffirmation of its Unlimited Continuing Guaranty, such reaffirmation to be in form and substance acceptable to the Administrative Agent in its sole discretion.

(d)         The Borrower shall have duly executed and delivered to the Administrative Agent an Amended and Restated Revolving USD Loan Note to the order of JPMorgan Chase Bank, N.A. in the amount of $27,000,000, and in form and substance the same as Exhibit A to this Amendment.

(e)         The Borrower shall have duly executed and delivered to the Administrative Agent a Term Loan Note to the order of JPMorgan Chase Bank, N.A. in the amount of $10,000,000, and in form and substance the same as Exhibit B to this Amendment.

(f)          The Borrower and each of the Loan Guarantors shall have duly executed and delivered to the Administrative Agent the Master Amendment to Pledge and Security Agreements, dated as of May 31, 2010.

(g)         The Borrower shall have delivered a Borrowing Base Certificate calculating the Borrowing Base as of April 17, 2010, together with supporting information with respect to Borrower’s determination of the Borrowing Base.

(h)         The Borrower shall have paid to JPMorgan Chase Bank, N.A. an amendment fee in the amount of $92,500.

6.           Further Agreements and Acknowledgements. The Borrower further agrees and acknowledges as follows:

(a)         Neither this Amendment, nor any action taken by the Lenders or the Administrative Agent pursuant to this Amendment, shall impair, prejudice, or in any other manner affect the rights of the Lenders or the Administrative Agent in and to any Collateral or other security which now or hereafter secures payment or performance of the Secured Obligations or any part thereof, or establish or be deemed to establish any precedent or course of dealing with respect to any matter.

(b)         Neither this Amendment, nor any action taken by the Lenders or the Administrative Agent pursuant to this Amendment, shall constitute or be deemed to be a waiver by the Lenders of any Default or Event of Default or of any of the provisions of the Loan Documents or any rights or remedies of the Lenders or the Administrative Agent thereunder, it being understood that the Lenders and the Administrative Agent have reserved and continues to expressly reserve and shall retain all rights, claims, remedies, actions, and causes of action in connection with and with respect to the Secured Obligations, all Collateral which secures the Secured Obligations and the Loan Documents, and any actions or failure to act by the Borrower or any other Loan Party either before or after execution of this Amendment.

(c)         Each Loan Document executed by all or any of the Loan Parties remains and is valid, binding and enforceable in accordance with its terms.

(d)         The Borrower shall pay, within ten (10) days of the date of its receipt of billing from the Administrative Agent, the reasonable fees and out-of-pocket expenses of Baker & Daniels LLP, special counsel to the Administrative Agent, for the negotiation, preparation and closing of this Amendment and all other documents required in connection herewith. The Administrative Agent is authorized to debit Borrower’s operating account with JPMorgan Chase Bank, N.A. to pay such fees and expenses.

7.           Amendment of Other Loan Documents. All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified and amended by this Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time. Except as expressly modified and amended by this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents remain in full force and effect, and are fully binding on the parties thereto and their respective successors and assigns.

8.           Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

9.           Governing Law. This Amendment is a contract made under, and shall be governed by and construed in accordance with the laws of the State of Indiana.

10.         Entire Agreement. This Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements, or conditions, whether expressed or implied, oral or written.

11.         Survival. All covenants, agreements, undertakings, representations, and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and shall not be affected by any investigation made by any person.

12.         Counterparts/Facsimile Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, e-mail or other electronic means shall be effective as delivery of a executed physical counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories.

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, Swingline Lender and Lender

By:	/s/Randall K. Stephens
Randall K. Stephens, Vice President

ESCALADE, INCORPORATED

By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and CFO

Exhibit A

FORM OF
AMENDED AND RESTATED
REVOLVING USD NOTE

U.S. $27,000,000.00	May 31, 2010

FOR VALUE RECEIVED, on or before the Revolving USD Loan Maturity Date, ESCALADE, INCORPORATED, an Indiana corporation (“Maker”) unconditionally promises to pay to the order of JPMorgan Chase Bank, N.A. (“Bank”) at the offices of the Administrative Agent, at 1 East Ohio Street, Indianapolis, Indiana 46247, the principal sum of Twenty Seven Million and 00/100 Dollars ($27,000,000.00) (or, if less, the unpaid principal balance thereof), together with interest thereon as provided in the Credit Agreement (as defined below). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement (as defined below).

The principal of this Amended and Restated Revolving USD Note (this “Revolving USD Note”) and all interest accruing thereon shall be due and payable by Maker on such dates and in accordance with the terms of the Credit Agreement. All amounts received on this Revolving USD Note shall be applied in accordance with the terms of the Credit Agreement.

This Revolving USD Note is one of the “Revolving USD Notes” referred to in the Credit Agreement, dated as of April 30, 2009, between Maker, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, a Lender and Issuing Bank (as amended by that certain First Amendment to Credit Agreement, dated as of July 29, 2009 and as amended by that certain Second Amendment to Credit Agreement, dated as of September 30, 2009, as amended by that certain Third Amendment to Credit Agreement dated as of October 30, 2009, as amended by that certain Fourth Amendment to Credit Agreement dated as of March 1, 2010, as amended by that certain Fifth Amendment to Credit Agreement, dated as of April 15, 2010, and as amended by that certain Sixth Amendment to Credit Agreement, dated as of May 31, 2010, the “Credit Agreement”), to which reference is made for the conditions and procedures under which advances, payments, readvances and repayments may be made prior to the maturity of this Revolving USD Note, for the terms upon which Maker may make and is required to make prepayments from time to time and at any time prior to the maturity of this Revolving USD Note, and for the terms and conditions upon which the maturity of this Revolving USD Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

If any installment of principal or interest due under the terms of this Revolving USD Note falls due on a day which is not a Business Day, the due date shall be extended to the next succeeding Business Day and interest will be payable at the applicable rate for the period of such extension.

All amounts payable under this Revolving USD Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys’ fees.

The holder of this Revolving USD Note, may make extensions of time for payment of the indebtedness evidenced by this Revolving USD Note, or reduce the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal note or notes therefor, all without notice to Maker or any endorser(s) and Maker and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Maker and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Revolving USD Note and each of them consents to all extensions of the time of payment thereof.

A-1

MAKER AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG MAKER AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS REVOLVING USD NOTE OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE LOAN DOCUMENTS. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS REVOLVING USD NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS. MAKER AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS REVOLVING USD NOTE OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

This Amended and Restated Revolving USD Note amends and, as so amended, restates in its entirety that certain Revolving USD Note, dated as of April 30, 2009, issued by Maker to Bank in the maximum principal amount of $50,000,000.00.

Executed and delivered as of May 31, 2010.

ESCALADE, INCORPORATED, an Indiana corporation

By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and CFO

A-2

Exhibit B

FORM OF
TERM LOAN NOTE

U.S. $10,000,000.00	May 31, 2010

FOR VALUE RECEIVED, on or before the Term Loan Maturity Date, ESCALADE, INCORPORATED, an Indiana corporation (“Maker”) unconditionally promises to pay to the order of JPMorgan Chase Bank, N.A. (“Bank”) at the offices of the Administrative Agent, at 1 East Ohio Street, Indianapolis, Indiana 46247, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) (or, if less, the unpaid principal balance thereof), together with interest thereon as provided in the Credit Agreement (as defined below). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement (as defined below).

The principal of this Term Loan Note and all interest accruing thereon shall be due and payable by Maker on such dates and in accordance with the terms of the Credit Agreement. All amounts received on this Term Loan Note shall be applied in accordance with the terms of the Credit Agreement.

This Term Loan Note is one of the “Term Loan Notes” referred to in the Credit Agreement, dated as of April 30, 2009, between Maker, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, a Lender and Issuing Bank (as amended by that certain First Amendment to Credit Agreement, dated as of July 29, 2009 and as amended by that certain Second Amendment to Credit Agreement, dated as of September 30, 2009, as amended by that certain Third Amendment to Credit Agreement dated as of October 30, 2009, as amended by that certain Fourth Amendment to Credit Agreement dated as of March 1, 2010, as amended by that certain Fifth Amendment to Credit Agreement, dated as of April 15, 2010, and as amended by that certain Sixth Amendment to Credit Agreement, dated as of May 31, 2010, the “Credit Agreement”), to which reference is made for the conditions and procedures under which advances may be made on this Term Loan Note, for the terms upon which Maker may make and is required to make payments from time to time and at any time prior to the maturity of this Term Loan Note, and for the terms and conditions upon which the maturity of this Term Loan Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

If any installment of principal or interest due under the terms of this Term Loan Note falls due on a day which is not a Business Day, the due date shall be extended to the next succeeding Business Day and interest will be payable at the applicable rate for the period of such extension.

All amounts payable under this Term Loan Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys’ fees.

The holder of this Term Loan Note, may make extensions of time for payment of the indebtedness evidenced by this Term Loan Note, or reduce the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal note or notes therefor, all without notice to Maker or any endorser(s) and Maker and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Maker and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Term Loan Note and each of them consents to all extensions of the time of payment thereof.

B-1

MAKER AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG MAKER AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS TERM LOAN NOTE OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE LOAN DOCUMENTS. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS TERM LOAN NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS. MAKER AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS TERM LOAN NOTE OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

Executed and delivered as of May 31, 2010.

ESCALADE, INCORPORATED, an Indiana corporation

By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and CFO

B-2

Exhibit I

Form of Borrowing Base Certificate

Exhibit J

FORM OF
TERM LOAN NOTE

U.S. $__________________
    __________ ___, 20___

FOR VALUE RECEIVED, on or before the Term Loan Maturity Date, ESCALADE, INCORPORATED, an Indiana corporation (“Maker”) unconditionally promises to pay to the order of ________________________________ (“Bank”) at the offices of the Administrative Agent, at 1 East Ohio Street, Indianapolis, Indiana 46247, the principal sum of ____________________________ Dollars ($__________________) (or, if less, the unpaid principal balance thereof), together with interest thereon as provided in the Credit Agreement (as defined below). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement (as defined below).

The principal of this Term Loan Note and all interest accruing thereon shall be due and payable by Maker on such dates and in accordance with the terms of the Credit Agreement. All amounts received on this Term Loan Note shall be applied in accordance with the terms of the Credit Agreement.

This Term Loan Note is one of the “Term Loan Notes” referred to in the Credit Agreement, dated as of April 30, 2009, between Maker, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, a Lender and Issuing Bank (as amended by that certain First Amendment to Credit Agreement, dated as of July 29, 2009 and as amended by that certain Second Amendment to Credit Agreement, dated as of September 30, 2009, as amended by that certain Third Amendment to Credit Agreement dated as of October 30, 2009, as amended by that certain Fourth Amendment to Credit Agreement dated as of March 1, 2010, as amended by that certain Fifth Amendment to Credit Agreement, dated as of April 15, 2010, and as amended by that certain Sixth Amendment to Credit Agreement, dated as of May 31, 2010, the “Credit Agreement”), to which reference is made for the conditions and procedures under which advances may be made on this Term Loan Note, for the terms upon which Maker may make and is required to make payments from time to time and at any time prior to the maturity of this Term Loan Note, and for the terms and conditions upon which the maturity of this Term Loan Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

If any installment of principal or interest due under the terms of this Term Loan Note falls due on a day which is not a Business Day, the due date shall be extended to the next succeeding Business Day and interest will be payable at the applicable rate for the period of such extension.

All amounts payable under this Term Loan Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys’ fees.

The holder of this Term Loan Note, may make extensions of time for payment of the indebtedness evidenced by this Term Loan Note, or reduce the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal note or notes therefor, all without notice to Maker or any endorser(s) and Maker and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Maker and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Term Loan Note and each of them consents to all extensions of the time of payment thereof.

J-1

MAKER AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG MAKER AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS TERM LOAN NOTE OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE LOAN DOCUMENTS. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS TERM LOAN NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS. MAKER AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS TERM LOAN NOTE OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

Executed and delivered as of __________ ___, 20___.

ESCALADE, INCORPORATED, an Indiana corporation

By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and CFO

J-2

Reaffirmation

Each of the undersigned expressly consents to the execution, delivery and performance by the Borrower, the Issuing Bank, the Swingline Lender, the Lenders and the Administrative Agent of the Sixth Amendment to Credit Agreement, dated as of May 31, 2010 (the “Amendment”) and all agreements, instruments and documents delivered pursuant to the Amendment, and agrees that neither the provisions of the Amendment nor any action taken or not taken in accordance with the terms of the Amendment shall constitute a termination, extinguishment, release, or discharge of any of its obligations under the Unlimited Continuing Guaranty, dated as of April 30, 2009, in favor of the Lenders and the Administrative Agent guaranteeing payment of the Secured Obligations when due (each a “Guaranty”), or provide a defense, set off, or counterclaim to it with respect to any of its obligations under such Guaranty or any other Loan Documents. Each of the undersigned affirms to the Issuing Bank, the Swingline Lender, the Lenders and the Administrative Agent that its Guaranty is in full force and effect, is a valid and binding obligation of the undersigned and continues to secure and support the Secured Obligations, the payment of which is guaranteed by the undersigned pursuant to the Guaranty. Each of the undersigned acknowledges and agrees that the fact that the Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders have sought this Reaffirmation does not create any obligation, right, or expectation that the Administrative Agent and the Lenders will seek the undersigned’s consent to or reaffirmation with respect to any other or further amendments or modifications to the Credit Agreement or the Loan Documents. Each of the undersigned agrees that the representations set forth in Sections 4(a), (b) and (c) of the Amendment are correct as of the date set forth below.

Dated as of May 31, 2010.

Bear Archery, Inc.		Martin Yale Industries, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
	Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

EIM Company, Inc.		Olympia Business Systems, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
	Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

Escalade Insurance, Inc.		Schleicher & Co. of America, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
	Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

Escalade Sports Playground, Inc.		SOP Services, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
	Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

Harvard Sports, Inc.		U. S. Weight, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
	Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

Indian Industries, Inc.

By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and Secretary